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                                                                    EXHIBIT 12.1
                      STATEMENTS RE COMPUTATION OF RATIOS

                               CAREMARK RX, INC.

                       COMPUTATION OF RATIOS OF EARNINGS
                  FROM CONTINUING OPERATIONS TO FIXED CHARGES


                                                             YEARS ENDED DECEMBER 31,
                                                 -------------------------------------------------
                                                   1998      1997      1996      1995       1994
                                                 --------   -------   -------   -------   --------
Earnings from continuing operations:
  Pre-tax income from continuing operations....  $ 49,612   $62,738   $60,014   $15,655   $107,972
  Fixed charges (see computation below)........    90,656    33,173    12,346     8,687     10,838
                                                 --------   -------   -------   -------   --------
          Total earnings available for fixed
            charges............................  $140,268   $95,911   $72,360   $24,342   $118,810
                                                 ========   =======   =======   =======   ========
Fixed charges:
  Gross interest expense.......................  $ 85,009   $29,673   $ 8,555   $ 6,619   $  8,700
  Rents(a).....................................     5,647     3,500     3,791     2,068      2,138
                                                 --------   -------   -------   -------   --------
                                                 $ 90,656   $33,173   $12,346   $ 8,687   $ 10,838
                                                 ========   =======   =======   =======   ========
Ratio of Earnings to Fixed Charges.............       1.6       2.9       5.9       2.8       11.0
                                                 ========   =======   =======   =======   ========


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(a) These amounts represent 1/3 of rentals which approximate the interest factor applicable to such rentals of the Company.